UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 4, 2011
(Date of earliest event reported)
PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-99.1

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On May 4, 2011, Paychex, Inc. (“Paychex” or “the Company”) issued a press release announcing the appointment of Efrain Rivera as Senior Vice President, Chief Financial Officer and Treasurer, effective June 1, 2011. The Company also announced that John Morphy, who currently serves as Senior Vice President, Chief Financial Officer, Secretary and Treasurer, will be appointed to serve as Vice President of Finance effective June 1, 2011. Mr. Morphy will continue to perform the functions of the Company’s principal financial officer until July 31, 2011, following which Mr. Rivera shall assume those responsibilities. Mr. Morphy has announced his intent to retire from the Company, which is currently expected to occur in January, 2012. The press release is incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”).
Mr. Rivera, age 54, is a senior financial executive with more than 20 years of experience in finance, accounting and business leadership positions, most recently as Vice President of Finance and Administration for Houghton College since 2009. Mr. Rivera previously served as Corporate Vice President and Chief Financial Officer for Bausch & Lomb from 2007 to 2009 and, prior to that, as Corporate Vice President and Treasurer from 2004 to 2007. During his twenty years with Bausch & Lomb, Mr. Rivera served in various leadership and financial management roles, including Corporate Vice President and President, Canada and Latin America Division; and Vice President Finance and Controller, Global Vision Care.
Mr. Rivera will participate in the same compensation and benefits arrangements available to other senior executive officers of Paychex.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
The following exhibit relating to Item 5.02 of this Form 8-K is furnished herewith:
Exhibit 99.1 Press Release of Paychex, Inc. dated May 4, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.
Date: May 4, 2011	/s/ John M. Morphy
John M. Morphy
Senior Vice President, Chief Financial Officer, and Secretary

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